UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2006

EMTEC, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	0-32789 (Commission File No.)	87-0273300 (IRS Employer Identification No.)

572 Whitehead Road, Bldg. # 1

Trenton, New Jersey 08619

(Address of principal executive offices)

Registrant’s telephone number: (609) 528-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(a) On March 29, 2006, Emtec, Inc. (the “Company”) dismissed Ernst and Young (“EY”) as the Company’s independent auditor. The Company’s board of directors, also functioning as the audit committee, unanimously approved the dismissal of EY.

EY’s reports on the Company’s financial statements for each of our two fiscal years ended August 31, 2005 and 2004, respectively (collectively, the “Prior Fiscal Years”), contained no adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements ("Disagreements") between the Company and EY during either (i) the Prior Fiscal Years, or (ii) the period September 1, 2005 through March 29, 2006 (the "Interim Period") on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of EY, would have caused EY to make reference to the subject matter of the Disagreements in connection with its reports for the Prior Fiscal Years.

There were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

Pursuant to Item 304(a)(3) of Regulation S-K, the Company has provided EY with a copy of this Report on Form 8-K and EY has provided the Company with a response addressed to the Securities and Exchange Commission as to EY's agreement with the statements made in this Item 4.01 as to EY. Such response is filed as Exhibit 16.1 to this Report on Form 8-K.

(b) Effective March 29, 2006, the Company’s board of directors, also functioning as the audit committee, approved McGladrey & Pullen ("McGladrey”) as the Company’s independent registered public accounting firm. The Company did not consult with McGladrey during (i) either the Prior Fiscal Years or the Interim Period with respect to (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or (ii) any matter that was either the subject of a Disagreement or a Reportable Event.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired:

None

(b) Pro Forma Financial Information:

None

(c) Exhibits.

The following exhibit is filed herewith:

S-K Exhibit Number Description

16.1 Letter regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

Emtec, Inc.

By:      /s/ Stephen C. Donnelly

Name: Stephen C. Donnelly

Title: Chief Financial Officer